UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2010
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information regarding the Note Purchase Agreement set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 13, 2010, Polaris Industries Inc., a Minnesota corporation (the “Company”), entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company, Metropolitan Life Insurance Company and certain of its affiliates, affiliates of ING Investment Management, LLC, The Prudential Insurance Company of America, Gibraltar Life Insurance Co., LTD., Forethought Life Insurance Company, MTL Insurance Company, BCBSM, Inc. d/b/a Blue Cross and Blue Shield of Minnesota, Massachusetts Mutual Life Insurance Company and Travelers Indemnity Company (collectively, the “Purchasers”). Pursuant to the Note Purchase Agreement, the Company will issue $25,000,000 aggregate principal amount of its 3.81% Senior Notes, Series 2011, Tranche A, due May 2, 2018 and $75,000,000 aggregate principal amount of its 4.60% Senior Notes, Series 2011, Tranche B, due May 3, 2021 (collectively, the “Notes”) to the Purchasers upon satisfaction of certain conditions precedent on May 2, 2011 or on any other business day on or prior to May 31, 2011 as may be agreed to by the Company and the Purchasers. No principal payments are due on the Notes until maturity. Interest payments on the Notes are due semi-annually. The Company may issue and sell additional series of notes under the Note Purchase Agreement, in an aggregate principal amount of up to $100,000,000, from time to time. The Purchasers are not obligated to purchase any of the additional notes.
The Notes will be unsecured obligations of the Company and rank pari passu in right of payment with all of the Company’s other unsecured senior debt. The Company may at any time prepay all, or any portion of the Notes; provided that such portion is at least $1,000,000. In the event of a prepayment, the Company will pay an amount equal to 100% of the principal amount so prepaid, plus a make-whole premium.
The Note Purchase Agreement includes covenants that restrict the Company’s ability to, among other things, transfer or sell assets, incur additional priority debt, create liens or engage in mergers or consolidations. The Company must also comply with leverage and interest coverage ratios as set forth in the Note Purchase Agreement. The covenants in the Note Purchase Agreement are comparable to the covenants in the Company’s existing senior credit agreement.
The Note Purchase Agreement also includes certain events of default. Upon the occurrence of certain bankruptcy or insolvency events, all outstanding Notes will automatically become immediately due and payable. Upon the occurrence of payment events of default, any holder of the Notes may declare all Notes held by that holder to be immediately due and payable. Upon the occurrence of other events of default, a majority in principal amount of the Notes may declare all of the Notes immediately due and payable. The Company’s obligations with respect to the Note Purchase Agreement and the notes issued thereunder will be guaranteed by those of its subsidiaries that also guarantee indebtedness under the Company’s senior credit agreement.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Exhibit
4.1	Master Note Purchase Agreement by and among Polaris Industries Inc. and the purchasers party thereto, dated December 13, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 15, 2010

POLARIS INDUSTRIES INC.
/s/Michael W. Malone
Michael W. Malone
Vice President — Finance and Chief Financial Officer

4